  As filed with the Securities and Exchange Commission on February 25, 1999.

                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

              Cambridge Technology Partners (Massachusetts), Inc.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                  06-1320610
(State or Other Jurisdiction of                   (I.R.S. Employer
 Incorporation or Organization)                  Identification No.)

                               304 Vassar Street
                         Cambridge, Massachusetts 02139
                                 (617) 374-9800
              (Address of Principal Executive Offices) (Zip Code)
                         _____________________________

              Cambridge Technology Partners (Massachusetts), Inc.
                             1991 Stock Option Plan
                            (Full Title of the Plan)
                         _____________________________

                              Arthur M. Toscanini
                            Chief Financial Officer
              Cambridge Technology Partners (Massachusetts), Inc.
                               304 Vassar Street
                         Cambridge, Massachusetts 02139
                    (Name and Address of Agent For Service)

                                 (617) 374-9800
         (Telephone Number, Including Area Code, of Agent For Service)
                         _____________________________

                                    Copy to:

                             Steven C. Browne, Esq.
                        Testa, Hurwitz & Thibeault, LLP
                       High Street Tower, 125 High Street
                          Boston, Massachusetts 02110
                                 (617) 248-7000

================================================================================

                        CALCULATION OF REGISTRATION FEE



Title of                                 Proposed Maximum      Proposed Maximum
Securities To Be      Amount To Be           Offering             Aggregate               Amount of
Registered            Registered          Price Per Share       Offering Price         Registration Fee
----------------      ----------------   ----------------     ------------------       ----------------

Common Stock            186,929 shares          $26.44 (1)     $ 4,942,402.76                 $ 1,373.99
(Par Value $.01)        715,120 shares          $15.50 (2)     $11,084,360.00                 $ 3,081.45
                      2,317,880 shares          $22.50 (3)     $52,152,300.00                 $14,498.34
                        780,071 shares          $29.47 (4)     $22,988,692.37                 $ 6,390.86
                      ----------------                         --------------                 ----------
TOTAL:                4,000,000 shares                         $91,167,755.13                  25,344.64
                      ================                         ==============                 ==========
Preferred Stock
Purchase Rights(5)            -                      -                  -                         -

================================================================================

(1) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 186,929 shares at an exercise price of $26.44 per share. Pursuant to Rule 457(h)(1) of the Securities Act of 1933 (the "Securities Act"), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.
(2) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 715,120 shares at an exercise price of $15.50 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.
(3) All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 2,317,880 shares at an exercise price of $22.50 per share. Pursuant to Rule 457(h)(1) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.
(4) The price of $29.47 per share, which is the average of the high and low price of the Common Stock of the Registrant as reported on the Nasdaq National Market on February 23, 1999, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) of the Securities Act and has been used only for those shares without a fixed exercise price.
(5) Pursuant to the Rights Agreement of the Registrant, as amended, one right to purchase a unit of preferred stock of the Registrant (each a "Preferred Stock Purchase Right" or "Right") is deemed to be delivered with each share of Common Stock issued by the Registrant. The Rights currently are not separately transferable apart from the Common Stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

================================================================================

     This Registration Statement registers additional securities of the same class as other securities for which the Registration Statement No. 33-70114 on Form S-8 as filed with the Securities and Exchange Commission (the "Commission") on October 8, 1993 is effective. Pursuant to General Instruction E of Form S-8, the contents of the above listed Registration Statement are hereby incorporated by reference herein.

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

     In addition to the documents incorporated by reference in Item 3 of Registration Statement No. 33-70114 on Form S-8, the following document filed with the Commission is incorporated by reference in this Registration Statement:

     The description of the Registrant's Preferred Stock Purchase Rights which accompany each share of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A/A (Amendment No. 1) filed pursuant to the Securities Exchange Act of 1934, as amended, on September 30, 1998, including any amendment or report filed for the purpose of updating such description (File No. 0-21040).

Item 8.  Exhibits.
         --------

        Exhibit No.                         Description of Exhibit
        -----------                         ----------------------
                4.1 Amended and Restated Certificate of Incorporation of the Registrant, as amended (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, File No. 0-21040)*

                4.2 Amended and Restated By-laws of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File No. 33-56338)*

                4.3 Specimen Stock Certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, File No. 33-56338)*

                4.4         1991 Stock Option Plan of the Registrant (filed as
                            Exhibit 10.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 0-21040)*

                4.5 Rights Agreement, dated as of June 23, 1997, by and between Cambridge Technology Partners (Massachusetts), Inc. and ChaseMellon Shareholder Services, LLC, as Rights Agent (filed as Exhibit
                            4.1 to the Registrant's Registration Statement on Form 8-A/A (Amendment No. 1) filed on September 30, 1998, File No. 0-21040)*

                4.6 Amendment No. 1 to the Rights Agreement, dated as of September 30, 1998, by and between Cambridge Technology Partners (Massachusetts), Inc. and ChaseMellon Shareholder Services, LLC, as Rights Agent (filed as Exhibit 4.2 to the Registrant's Registration Statement on Form 8-A/A (Amendment No.
                            1) filed on September 30, 1998, File No. 0-21040)*

                5           Opinion of Testa, Hurwitz & Thibeault, LLP**

               23.1 Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5)**

               23.2         Consent of PricewaterhouseCoopers LLP**

               24           Power of Attorney (included on signature page
                            hereto)**
-------------
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

**  Filed herewith.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge and the Commonwealth of Massachusetts, on this 25th day of February, 1999.

                                    Cambridge Technology Partners
                                      (Massachusetts), Inc.

                                    By: /s/ Arthur M. Toscanini
                                       ---------------------------
                                       Arthur M. Toscanini
                                       Executive Vice President, Finance

          EACH PERSON WHOSE SIGNATURE appears below this registration statement hereby constitutes and appoints James K. Sims, Arthur M. Toscanini and James P. O'Hare, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities (until revoked in writing) to sign all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Cambridge Technology Partners (Massachusetts), Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission or any state securities commission or other governmental entity pertaining to such registration and sale, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

            Signature                         Capacity                          Date
            ---------                         --------                          ----
 /s/ James K. Sims                 Chief Executive Officer,                 February 25, 1999
---------------------------------  President and Director (Principal
James K. Sims                      Executive Officer)

 /s/ Arthur M. Toscanini           Executive Vice President,                February 25, 1999
---------------------------------  Finance, Chief Financial Officer
Arthur M. Toscanini                and Treasurer (Principal
                                   Financial Officer and Principal
                                   Accounting Officer)

 /s/ Warren V. Musser              Director                                 February 25, 1999
---------------------------------
Warren V. Musser

 /s/ Robert E. Keith, Jr.          Director                                 February 25, 1999
---------------------------------
Robert E. Keith, Jr.

 /s/ Jack L. Messman               Director                                 February 25, 1999
---------------------------------
Jack L. Messman

 /s/ John W. Poduska, Sr.          Director                                 February 25, 1999
---------------------------------
John W. Poduska, Sr.

 /s/ James I. Cash, Jr.            Director                                 February 25, 1999
---------------------------------
James I. Cash, Jr.

 /s/ James D. Robinson III         Director                                 February 25, 1999
---------------------------------
James D. Robinson III

                                 EXHIBIT INDEX

    Exhibit No.                            Description of Exhibit
    -----------                            ----------------------
            4.1 Amended and Restated Certificate of Incorporation of the Registrant, as amended (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, File No. 0-21040)*

            4.2 Amended and Restated By-laws of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File No. 33-56338)*

            4.3 Specimen Stock Certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, File No. 33-56338)*

            4.4              1991 Stock Option Plan of the Registrant (filed as
                             Exhibit 10.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 0-21040)*

            4.5 Rights Agreement, dated as of June 23, 1997, by and between Cambridge Technology Partners (Massachusetts), Inc. and ChaseMellon Shareholder Services, LLC, as Rights Agent (filed as Exhibit
                             4.1 to the Registrant's Registration Statement on Form 8-A/A (Amendment No. 1) filed on September 30, 1998, File No. 0-21040)*

            4.6 Amendment No. 1 to the Rights Agreement, dated as of September 30, 1998, by and between Cambridge Technology Partners (Massachusetts), Inc. and ChaseMellon Shareholder Services, LLC, as Rights Agent (filed as Exhibit 4.2 to the Registrant's Registration Statement on Form 8-A/A (Amendment No.
                             1) filed on September 30, 1998, File No. 0-21040)*

            5                Opinion of Testa, Hurwitz & Thibeault, LLP**

           23.1 Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5)**

           23.2              Consent of PricewaterhouseCoopers LLP**

           24 Power of Attorney (included on signature page hereto)**

-------------
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

**  Filed herewith.